Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports First Quarter 2023 Financial Results

Company Reiterates 2023 Guidance

PROVO, Utah — May 3, 2023 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced first quarter 2023 results in line with expectations.

Executive Summary
Q1 2023 vs. Prior-year Quarter

Revenue:	$481.5 million; (20)% • (4)% FX impact or $(29) million
Earnings Per Share (EPS):	$0.23 or $0.37 excluding restructuring and impairment charges associated with the company’s strategic resource reallocation, compared to $0.76
Customers:	1,083,536; (18)%
Paid Affiliates:	221,354; (12)%
Sales Leaders:	43,755; (17)%

“First quarter results were in line with our guidance reflecting better-than-expected performance in South Korea and Mainland China, while the Americas and Southeast Asia continued to be impacted in large part by macro-economic factors including inflation and recession concerns,” said Ryan Napierski, Nu Skin president and CEO. “Although our results were down due to a difficult comparison and persistent macro-economic challenges, we continue to make steady progress toward the key priorities that underpin our Nu Vision 2025 strategy. During the quarter, we experienced improving sequential trends in customers and paid affiliates in Mainland China. We also introduced ageLOC® TRMe®, our personalized weight management system in South Korea, driving healthy results. In addition, our ageLOC® LumiSpa® iO device continues to gain traction with more than 3.7 million treatments performed to date, while enhancements to the capabilities of our Vera® and Stela apps are driving customer conversion and user engagement.

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 2
“In the second half of this year, we’ll further strengthen our position as the world’s leading beauty device system brand with the introduction of ageLOC WellSpa iO™, our next connected device system focused on holistic wellness and beauty. We will also continue to evolve our social commerce business model to empower our micro- and nano-influencers to scale their businesses and will build on the continued adoption of Vera and Stela to develop deeper connections with our consumers and affiliates. With a dedicated team and a strong foundation, we remain confident in our Nu Vision 2025 strategy and are well positioned to drive long-term sustainable growth and shareholder value.”

Q1 2023 Year-over-year Operating Results

Revenue:	$481.5 million compared to $604.9 million • (4)% FX impact or $(29) million
Gross Margin:	72.3% compared to 73.3% • Impacted by global inflationary pressure • Nu Skin business was 76.4% compared to 76.5%
Selling Expenses:	39.1% compared to 40.1% • Nu Skin business was 41.7% compared to 43.0%
G&A Expenses:	27.8% compared to 24.6%
Operating Margin:	3.3% or 5.4% excluding restructuring and impairment charges, compared to 8.6%
Other Income / (Expense):	$(1.5) million compared to $(1.5) million
Income Tax Rate:	22.0% compared to 23.6%
EPS:	$0.23 or $0.37 excluding restructuring and impairment charges compared to $0.76

Stockholder Value

Dividend Payments:	$19.4 million
Stock Repurchases:	$0.0 million • $175.4 million remaining in authorization

Q2 and Full-year 2023 Outlook

Q2 2023 Revenue:	$485 to $525 million; (14) to (6)% • Approximately (1) to (2)% FX impact
Q2 2023 EPS:	$0.45 to $0.55
2023 Revenue:	$2.03 to $2.18 billion; (9)% to (2)% • Approximately (1) to (2)% FX impact
2023 EPS:	$2.27 to $2.67 or $2.41 to $2.81 non-GAAP

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 3
“We are reiterating our 2023 guidance with gradual sequential improvements in our business throughout the year despite a challenging global macro environment,” said James Thomas, interim chief financial officer. “We are managing our cost structure conservatively and are investing in key growth initiatives that support our Nu Vision 2025 strategy. Our annual revenue guidance remains at $2.03 to $2.18 billion, with an approximate 1 to 2 percent foreign currency headwind. We are also reiterating reported EPS of $2.27 to $2.67 and increasing non-GAAP EPS to $2.41 to $2.81, which excludes the first quarter restructuring charge of $9.8 million. For the second quarter, we project revenue of $485 to $525 million, assuming a negative foreign currency impact of approximately 1 to 2 percent, with reported earnings per share of $0.45 to $0.55.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through May 17, 2023.

About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. (NYSE: NUS) is a global integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by nearly 40 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in nearly 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro-environment and the company’s performance, growth, shareholder value, strategies, transformation, initiatives, product pipeline and product introductions, digital and social-commerce tools and initiatives, customers, sales leaders, and affiliates; projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “continue,” “outlook,” “guidance,” “remain,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including COVID-19 and related disruptions, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 5
Earnings per share and operating margin, each excluding restructuring and impairment charges, also are non-GAAP financial measures. Restructuring and impairment charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of restructuring and impairment charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share and operating margin calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended March 31, 2023 and 2022 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended March 31,			Constant- Currency
	2023	2022	Change	Change
Nu Skin
Americas	$101,157	$123,580	(18)%	(15)%
South Korea	70,324	72,133	(3)%	3%
Mainland China	67,976	124,495	(45)%	(41)%
Southeast Asia/Pacific	67,810	90,236	(25)%	(21)%
Japan	52,606	61,791	(15)%	(3)%
EMEA	47,444	52,968	(10)%	(6)%
Hong Kong/Taiwan	34,548	38,494	(10)%	(5)%
Nu Skin other	(115)	620	(119)%	(119)%
Total Nu Skin	441,750	564,317	(22)%	(17)%
Rhyz Investments
Manufacturing	35,767	40,341	(11)%	(11)%
Rhyz other	3,945	241	1537%	1537%
Total Rhyz Investments	39,712	40,582	(2)%	(2)%
Total	$481,462	$604,899	(20)%	(16)%

The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022	Change
Customers
Americas	266,378	318,458	(16)%
South Korea	120,907	140,648	(14)%
Mainland China	217,101	289,060	(25)%
Southeast Asia/Pacific	117,266	165,657	(29)%
Japan	115,161	122,616	(6)%
EMEA	190,313	216,037	(12)%
Hong Kong/Taiwan	56,410	68,975	(18)%
Total Customers	1,083,536	1,321,451	(18)%

Paid Affiliates
Americas	38,707	46,317	(16)%
South Korea	40,599	49,474	(18)%
Mainland China	24,522	22,783	8%
Southeast Asia/Pacific	36,431	43,347	(16)%
Japan	37,155	38,096	(2)%
EMEA	27,654	33,914	(18)%
Hong Kong/Taiwan	16,286	17,928	(9)%
Total Paid Affiliates	221,354	251,859	(12)%

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 6
Sales Leaders
Americas	8,242	9,548	(14)%
South Korea	6,242	6,072	3%
Mainland China(1)	10,034	14,146	(29)%
Southeast Asia/Pacific	6,337	8,012	(21)%
Japan	5,688	5,977	(5)%
EMEA	4,524	5,455	(17)%
Hong Kong/Taiwan	2,688	3,253	(17)%
Total Sales Leaders	43,755	52,463	(17)%

(1)  The March 31, 2023 number reflects a modified Sales Leader definition, as described in our quarterly report on Form 10-Q.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$481,462	$604,899
Cost of sales	133,588	161,499
Gross profit	347,874	443,400

Operating expenses:
Selling expenses	188,124	242,699
General and administrative expenses	133,899	148,556
Restructuring and impairment expenses	9,787	—
Total operating expenses	331,810	391,255

Operating income	16,064	52,145
Other income (expense), net	(1,476)	(1,453)

Income before provision for income taxes	14,588	50,692
Provision for income taxes	3,212	11,976

Net income	$11,376	$38,716

Net income per share:
Basic	$0.23	$0.77
Diluted	$0.23	$0.76

Weighted-average common shares outstanding (000s):
Basic	49,644	49,991
Diluted	50,058	51,066

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$229,941	$264,725
Current investments	16,774	13,784
Accounts receivable, net	60,008	47,360
Inventories, net	366,537	346,183
Prepaid expenses and other	100,302	87,816
Total current assets	773,562	759,868

Property and equipment, net	437,986	444,806
Operating lease right-of-use assets	98,683	98,734
Goodwill	206,432	206,432
Other intangible assets, net	64,711	66,701
Other assets	243,271	244,429
Total assets	$1,824,645	$1,820,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,494	$53,963
Accrued expenses	275,774	280,280
Current portion of long-term debt	47,500	25,000
Total current liabilities	372,768	359,243

Operating lease liabilities	78,776	76,540
Long-term debt	372,609	377,466
Other liabilities	107,522	110,425
Total liabilities	931,675	923,674

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	611,483	613,278
Treasury stock, at cost – 40.7 million and 41.1 million shares	(1,559,080)	(1,569,061)
Accumulated other comprehensive loss	(91,005)	(86,509)
Retained earnings	1,931,481	1,939,497
Total stockholders’ equity	892,970	897,296
Total liabilities and stockholders’ equity	$1,824,645	$$1,820,970

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring and Impairment
to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended March 31,
	2023	2022
Operating Income	$16,064	$52,145
Impact of restructuring and impairment:
Restructuring and impairment	9,787	-
Adjusted operating income	$25,851	$52,145

Operating margin	3.3%	8.6%
Operating margin, excluding restructuring impact	5.4%	8.6%

Revenue	$481,462	$604,899

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP
Earnings Per Share
(in thousands, except for per share amounts)

	Three Months Ended March 31,
	2023	2022
Net income	$11,376	$38,716
Impact of restructuring and impairment expense:
Restructuring and impairment	9,787	-
Tax impact	(2,593)	-
Adjusted net income	$18,570	$38,716

Diluted earnings per share	$0.23	$0.76
Diluted earnings per share, excluding restructuring impact	$0.37	$0.76

Weighted-average common shares outstanding (000)	50,058	51,066

Nu Skin Enterprises Reports First Quarter 2023 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP
Earnings Per Share

	Year ended December 31,
	2023 - Low-end	2023 High-end
Earnings Per Share	$2.27	$2.67
Impact of restructuring and impairment expense:
Restructuring and impairment	0.19	0.19
Tax impact	(0.05)	(0.05)
Adjusted EPS	$2.41	$2.81

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577